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                                                                    EXHIBIT 99.4





               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

IN RE ASSOCIATED NATURAL GAS             ) CONSOLIDATED
CORPORATION SHAREHOLDERS                 ) C.A. No. 13791
LITIGATION                               )

                           STIPULATION AND AGREEMENT
                      OF COMPROMISE, SETTLEMENT & RELEASE

                 The parties to the above-captioned action, by and through their respective attorneys, have entered into and propose the following Stipulation and Agreement of Compromise, Settlement & Release (the "Stipulation") for the approval of the Court:

                 WHEREAS,

                 A. Panhandle Eastern Corporation ("Panhandle") is a Delaware corporation with its principal executive offices located at 5400 Westheimer Court, P.O. Box 1642, Houston, Texas 77251-1642. Panhandle is a holding company whose subsidiaries are engaged primarily in the transportation of natural gas in interstate commerce and related services.

                 B. Panhandle Acquisition Two, Inc. ("Merger Sub") is a wholly-owned subsidiary of Panhandle incorporated in Delaware on July 27, 1994. Merger Sub conducted no business prior to entering into the Agreement and Plan of Merger dated October 9, 1994 among Panhandle, Merger Sub and Associated Natural Gas Corporation (the "Merger Agreement").

                 C. Associated Natural Gas Corporation ("ANGC") is a Delaware corporation with its principal executive offices located at 370 17th Street, Suite 900, Denver, Colorado 80202. ANGC is a holding company whose subsidiaries are

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engaged in the business of purchasing, gathering, processing and transporting natural gas, natural gas liquids and crude oil and marketing those products to industrial end-users, local distribution companies, liquid petroleum gas wholesalers and retailers and refiners.

                 D. On May 13, 1993, during general discussions with respect to the nature of the post-Order 636 natural gas industry,(1) representatives of Panhandle and ANGC had informal discussions regarding a possible combination of the two companies' non-jurisdictional gathering, processing and marketing activities. From November 1993 until January 1994, the parties continued these discussions. As a result of a number of factors, however, the parties chose not to pursue the discussions at that time.

                 E. On August 10, 1994, in response to ongoing consolidation activities in the natural gas industry, a representative of Dillon Read met with officers of ANGC and, jointly with ANGC, identified certain companies (including Panhandle) that they considered might be interested in pursuing a business combination with ANGC. Subsequent to that date, at the request of ANGC management, Dillon Read contacted seven companies (other than Panhandle) that were determined to be appropriate candidates for discussions concerning a possible business combination.

________________________

  (1) Order 636 required interstate natural gas pipelines like Panhandle to unbundle their services of natural gas gathering, processing, storage, transportation and marketing with the result that customers could choose and pay for only those individual services offered by the pipeline which they desired to use.


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                 F.     Also, during the summer of 1994, Panhandle had resumed
its study of a possible business combination with ANGC. On August 11, 1994, a representative of Panhandle informed a representative of ANGC that Panhandle was interested in revisiting the possibility of a business combination. On August 18, 1994, an officer of Panhandle met with an officer of ANGC in Denver to discuss the possibility of a business combination and to express Panhandle's interest in pursuing further discussions with ANGC. On August 23 and 24, 1994, Panhandle and ANGC management met in Houston to discuss the synergies that could result from a possible business combination. During the remainder of August, there were several additional conversations between representatives of Panhandle and ANGC with respect to a possible business combination.

                 G. The Board of Directors of ANGC was kept generally informed of various discussions concerning possible business combinations, and was briefed on the status of those discussions at its regularly scheduled quarterly meeting on September 6, 1994.

                 H. On September 8, 1994, Panhandle and ANGC entered into a Confidentiality Agreement that included a two-year standstill provision. Pursuant to the Confidentiality Agreement, the two companies began exchanging confidential information to determine the advisability of a combination of the two companies. On September 9, 1994, an officer from Panhandle met with an officer of ANGC to further discuss a possible business combination and the process necessary to determine the desirability of a combination.


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                 I.     On September 12 and 13, 1994, several representatives
of each company met and engaged in extensive discussions regarding the business operations of both companies. Numerous conversations regarding the businesses of the two companies, as well as a possible business combination, occurred during the remainder of the month of September.

                 J. On September 28, 1994, Panhandle's Board of Directors met to receive and consider presentations by Panhandle management and its advisors concerning a business combination between Panhandle and ANGC. The Board authorized continued discussions with ANGC and a due diligence investigation of ANGC. On September 28 and 29, 1994, an officer of Panhandle met with officers of ANGC in Denver to discuss various business issues relating to the possible combination and to present ANGC with preliminary drafts of a merger agreement, stock option agreement and irrevocable proxy that set forth the basic structure of a business combination but did not include certain material business terms related to the combination.

                 K. For various reasons, including price, only two of the seven companies (other than Panhandle) contacted by Dillon Read expressed sufficient interest in a business combination with ANGC to merit further discussions and due diligence. During the last two weeks of September and the first week of October, 1994, those two companies conducted due diligence with respect to ANGC at its headquarters in Denver, Colorado.


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                 L.     From October 3 through October 7, 1994, representatives
of Panhandle and its advisors conducted due diligence with respect to ANGC. On October 4, 1994, representatives of Panhandle, ANGC and their respective advisors met to discuss business and legal issues related to the combination. Conversations between representatives of each party continued on October 5, 1994.
                 M. On October 6, 1994, ANGC's Board of Directors met and discussed the possibility of a business combination with either Panhandle or one of the two other companies that had conducted due diligence with respect to ANGC. ANGC's Board of Directors decided not to pursue a transaction with either of the two other companies because such companies' expressions of interest were unacceptable for various reasons, including price and uncertainty with respect to timing. ANGC's Board of Directors reviewed the material terms of the business combination that representatives of Panhandle and ANGC had discussed to that point, including the material terms of the draft Merger Agreement and a draft Stock Option Agreement, which would grant Panhandle an option to purchase a percentage of the common stock, $.05 par value per share, of ANGC ("ANGC Common Stock") upon termination of the Merger Agreement under certain circumstances. The Board requested ANGC management to negotiate further certain of such terms with Panhandle. Dillon Read made a presentation to the Board on a valuation of ANGC using various methods. ANGC's legal counsel also


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made a presentation to the Board concerning the Board's fiduciary duties to
ANGC's stockholders in connection with a business combination.

                 N. On October 7, 1994, representatives of ANGC and its advisors met with representatives of Panhandle and its advisors in Houston. The parties negotiated the terms of the Merger Agreement, the Stock Option Agreement and other transaction documents, discussed the details of the proposed business combination and, late that day, agreed to present to their respective Boards of Directors the terms relating to a business combination, including a draft Merger Agreement and Stock Option Agreement. Also during October 7, 1994, representatives of ANGC and their advisors conducted due diligence with respect to Panhandle at Panhandle's headquarters in Houston. During the afternoon and evening of October 7, the parties completed the schedules to the Merger Agreement.

                 O. On October 8, 1994, Panhandle's Board of Directors met. After reviewing the results of Panhandle's due diligence with respect to ANGC, reviewing the material terms of the Merger Agreement, the Stock Option Agreement and other transaction documents and receiving an oral opinion from Merrill, Lynch, Pierce, Fenner & Smith ("Merrill, Lynch") that, as of such date, the Exchange Ratio (as defined below) was fair to Panhandle's stockholders from a financial point of view, Panhandle's Board authorized the execution and delivery of the Merger Agreement, the Stock Option Agreement and other transaction documents. After the meeting,



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an officer of Panhandle communicated the results of the meeting to an officer of ANGC.
                 P. On October 9, 1994, ANGC's Board of Directors met. After reviewing the results of ANGC's due diligence investigation of Panhandle, reviewing the material terms of the Merger Agreement, the Stock Option Agreement and the other transaction documents and receiving an oral opinion from Dillon Read & Co. Inc. ("Dillon Read") that, as of such date, the consideration to be received by the holders of ANGC Common Stock in the Merger was fair, from a financial point of view, to the stockholders of ANGC, ANGC's Board authorized the execution and delivery of the Merger Agreement, the Stock Option Agreement and the other transaction documents.

                 Q. On the evening of October 9, 1994, the Merger Agreement, the Stock Option Agreement and other transaction documents were executed and delivered. Before the commencement of trading on October 10, 1994, Panhandle and ANGC each issued a press release announcing that they had entered into the definitive agreements.

                 R. Subsequent to October 9, 1994, Merrill Lynch delivered its written opinion to the Board of Directors of Panhandle that, as of October 8, 1994, the Exchange Ratio was fair to the holders of common stock, $1.00 par value per share, of Panhandle ("Panhandle Common Stock") from a financial point of view.

                 S. Subsequent to October 9, 1994, Dillon Read delivered its written opinion to the Board of Directors of ANGC that, as of October 9, 1994, the


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consideration to be received by the holders of ANGC Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to the holders of ANGC Common Stock.

                 T. Pursuant to the Merger Agreement, Merger Sub will merge with and into ANGC, with ANGC being the surviving corporation and a wholly-owned subsidiary of Panhandle (the "Merger"). Each outstanding share of ANGC Common Stock (other than shares held directly or indirectly by Panhandle or ANGC) will be converted into the right to receive between 1.5725 and 1.8750 shares of Panhandle Common Stock (the "Exchange Ratio"), determined by dividing $39.00 by the Average Daily Price of Panhandle Common Stock.(2) If the Average Daily Price of Panhandle Common Stock is less than $20.80, the Exchange Ratio will be 1.8750, and if the Average Daily Price of Panhandle Common Stock is greater than $24.80, the Exchange Ratio will be 1.5725.

                 U. The Merger Agreement provides that ANGC will not initiate, solicit or encourage any inquiries or the making of any proposal relating to any Competing Transaction,(3) or enter into discussions or negotiations with any person

________________________

  (2) The "Average Daily Price of Panhandle Common Stock" means the average of the closing prices (or, if Panhandle Common Stock should not trade on any trading day, the average of the bid and asked prices therefor on such day), regular way, per share of Panhandle Common Stock as reported on the New York Stock Exchange Composite Tape during the fifteen consecutive trading days ending on (but excluding) the third trading day prior to the special meeting of ANGC stockholders at which the ANGC stockholders will be asked to consider and vote upon a proposal to approve the Merger Agreement (the "ANGC Special Meeting").

  (3) A "Competing Transaction" is defined to mean any of the following (other than
                                                             (continued)


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in furtherance of a Competing Transaction, or agree to endorse a Competing
Transaction; provided, however, that ANGC may furnish information or enter into discussions or negotiations with respect to an unsolicited bona fide proposal in writing to acquire ANGC pursuant to a merger, consolidation, share exchange, business combination or similar transaction or to acquire a substantial portion of the assets of ANGC if, and only to the extent that, the Board of Directors of ANGC, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for such Board to comply with its fiduciary duties to stockholders under applicable law. Further, the Board of Directors of ANGC may determine not to solicit proxies in favor of the approval and adoption of the Merger Agreement if such Board determines in good faith, after consultation with and based upon the advice of independent legal counsel, that other action is necessary due to applicable duties of the directors of ANGC.

________________________

(3) (continued)
the transactions contemplated by the Merger Agreement) involving ANGC or any of its subsidiaries: (i) any merger, consolidation, share exchange, business combination or similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of ANGC and its subsidiaries, taken as a whole; (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of ANGC or the filing of a registration statement under the Securities Act of 1933, as amended, in connection therewith; (iv) any person having acquired beneficial ownership of, or any group (as such term is defined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding shares of capital stock of ANGC; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

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                 V.     The Merger Agreement also provides that ANGC will pay
to Panhandle a fee equal to $20,000,000 (the "termination fee"), which amount will be inclusive of all of Panhandle's expenses, if the Merger Agreement is terminated in accordance with its terms: (a) by Panhandle after a wilful breach by ANGC, if ANGC shall have had contacts or entered into negotiations after the date of the Merger Agreement regarding a Competing Transaction, and within twelve months of the termination of the Merger Agreement ANGC consummates a Business Combination(4) or enters into a definitive agreement providing for a Business Combination with any person with whom such contacts had been made; (b) by either Panhandle or ANGC if the Merger Agreement fails to receive the requisite vote for approval and adoption by the stockholders of ANGC at the ANGC Special Meeting, and at the time of such meeting there shall exist a Competing Transaction; (c) by Panhandle if the Board of Directors of ANGC withdraws, modifies or changes its recommendation of the Merger Agreement or the Merger in a manner adverse to Panhandle (or resolves to do so) and, at such time, there exists a Competing Transaction; (d) by Panhandle, if the Board of Directors of

________________________

   (4) The Merger Agreement defines "Business Combination" as (i) a merger, consolidation, share exchange, business combination or similar transaction involving ANGC, (ii) a sale, lease, exchange, transfer or other disposition of 20% or more of the assets of ANGC and its subsidiaries, taken as a whole, in a single transaction or a series of transactions, or (iii) the acquisition, by a person (other than Panhandle or any affiliate thereof) or group (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 20% or more of the ANGC Common Stock whether by tender or exchange offer or otherwise.

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ANGC shall recommend any Competing Transaction to ANGC's stockholders (or resolves to do so); (e) by Panhandle, if a tender or exchange offer for 20% or more of the capital stock of ANGC is commenced, and ANGC's Board of Directors does not recommend that its stockholders not tender their shares into such tender offer or exchange offer; or (f) by ANGC, if the Board of Directors of ANGC (i) fails to recommend (or withdraws its recommendation of) approval and adoption by its stockholders of the Merger and the Merger Agreement and there exists a Competing Transaction, or (ii) recommends a Competing Transaction, in each case upon a determination in good faith, after consultation with and based on the advice of independent legal counsel, that such action is necessary for such Board to comply with its fiduciary duties under applicable law.

                 W. In connection with, and as consideration for, Panhandle's and Merger Sub's execution of the Merger Agreement, Panhandle and ANGC also entered into a Stock Option Agreement. Under the Stock Option Agreement, ANGC granted to Panhandle an irrevocable option to purchase up to 3,007,948 shares (19.9%) of ANGC Common Stock for an exercise price of $39.00 per share, except that if the average of the New York Stock Exchange closing prices per share of ANGC Common Stock on the five days immediately preceding exercise of the option (the "Closing Price") is more than $3.50 in excess of $39, the exercise price is the Closing Price less $3.50. The option is exercisable if the Merger Agreement is terminated for any of the reasons which would obligate ANGC to pay to Panhandle the termination fee.


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                 X.     In consideration for Panhandle's and Merger Sub's
execution of the Merger Agreement, each of the directors and certain executive officers and key employees of ANGC executed an irrevocable proxy appointing Panhandle as his proxy to vote any shares of ANGC Common Stock owned by such person in favor of the Merger and adoption of the Merger Agreement, and against any business combination proposal or other matter that may interfere with or be inconsistent with the Merger or Merger Agreement (including any Competing Transaction), at any meeting of stockholders of ANGC (or consent in lieu thereof) and any adjournment(s) thereof. The proxies currently cover an aggregate of 1,469,483 shares of ANGC Common Stock, or approximately 9.7% of the shares entitled to vote at the ANGC Special Meeting.

                 Y. Certain of the executive officers and certain key employees of ANGC, including Messrs. Anderson, Logan and Quigley, who are also directors of ANGC, have entered into two-year employment agreements with ANGC which provide that, from and after the effective time of the Merger until the second anniversary of the effective time, upon a termination of the employment agreement for any reason other than for "Cause" (as defined thereon), such employee will be paid an amount equal to one-half of such employee's base salary and minimum bonus set forth in such employment agreement for the remainder of what would otherwise have been the term of the employment agreement (but in no event for more than one year). The employment agreements contain a covenant not to compete with ANGC and its affiliates during the term of the agreement and during


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the period after termination that the employee is receiving payments thereunder. The base salaries and minimum bonuses of the employees under such agreements approximate the salaries and bonuses of such employees paid by ANGC on the date the Merger Agreement was executed.

                 Z. A special meeting of stockholders of Panhandle (the "Panhandle Special Meeting") will be held on Thursday, December 15, 1994, at the Sheraton Grand Hotel, 2525 West Loop South, Houston, Texas, commencing at 10:00 A.M. local time. At the Panhandle Special Meeting, holders of record of shares of Panhandle Common Stock at the close of business on November 11, 1994 will be entitled to vote upon a proposal to approve, as required by the rules of the New York Stock Exchange (the "NYSE"), the issuance and reservation for issuance of up to 30,413,568 shares of Panhandle Common Stock pursuant to the Merger Agreement. Under the rules of the NYSE, the affirmative vote of the holders of a majority of the outstanding shares of Panhandle Common Stock present and entitled to vote thereon at the Panhandle Special Meeting is required to approve the proposal, provided that the total vote cast thereon represents over 50% of the total number of shares of Panhandle Common Stock entitled to vote on the proposal.

                 AA.    The ANGC Special Meeting will be held on Thursday,
December 15, 1994, at the Brown Palace Hotel, 321 17th Street, Denver, Colorado, commencing at 9:00 A.M. local time. At the ANGC Special Meeting, holders of record of shares of ANGC Common Stock at the close of business on November


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11, 1994 will be entitled to vote upon a proposal to approve and adopt the
Merger Agreement. The affirmative vote of the holders of a majority of the shares of ANGC Common Stock outstanding and entitled to vote thereon at the ANGC Special Meeting is required to approve and adopt the Merger Agreement.

                 AB.    On October 11, 1994, two putative class actions were
filed in the Court of Chancery of the State of Delaware in and for New Castle County (the "Court") on behalf of holders of ANGC Common Stock other than defendants and their affiliates. These actions were styled Glatzer v. Dietler, et al., C.A. No. 13791, and 7547 Partners v. Dietler, et al., C.A. No. 13796, (collectively, the "Class Actions"). Named as defendants in one or both of the Class Actions were ANGC, Panhandle and the following directors and/or executive officers of ANGC: Cortlandt S. Dietler, Donald H. Anderson, Wayne T. Biddle, Frederick R. Mayer, Harold R. Logan, Jr., Michael J. Quigley and John A. Redding.

                 AC.    Plaintiffs in the Class Actions allege that the
individual defendants breached their fiduciary (and other common law) duties to ANGC stockholders because, among other things: (1) ANGC agreed to the termination fee and Stock Option Agreement solely to discourage any competing bidders who might otherwise seek to acquire ANGC at a better price and upon better terms; (2) those directors and officers of ANGC granting the irrevocable proxy to Panhandle did so either to protect their compensation and positions with ANGC or to ensure completion of the Merger; (3) the consideration to be paid to ANGC stockholders in the Merger is unfair; (4) the ANGC Board approved the Merger without


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undertaking steps to ascertain accurately ANGC's value through open bidding or a "market check" mechanism; (5) the ANGC Board approved the Merger to protect and enhance the compensation and positions of the individual defendants with ANGC; (6) the ANGC Board did not appoint any truly independent person or entity to negotiate on behalf of ANGC's public stockholders; (7) the Merger Agreement does not protect ANGC stockholders against a severe decline in the price of Panhandle stock; and (8) ANGC's public shareholders have not received complete and adequate information relating to the Merger. In addition, plaintiffs allege that Panhandle aided and abetted the breaches of fiduciary duty committed by the individual defendants by, among other things, offering them the opportunity to maintain and enhance their positions in the combined entity.

                 AD.    Plaintiffs in the Class Actions seek:  (1) to enjoin
the Merger, as well as payment of the termination fee and the exercise of the stock option; (2) to require the individual defendants to place ANGC up for auction or to conduct a market check; (3) to require disclosure of all material facts to ANGC stockholders before completion of the acquisition; (4) to rescind the Merger, if it is completed prior to final judgment; and (5) to obtain monetary damages, attorneys' fees, costs and other unspecified relief.

                 AE.    By order of the Court, the Class Actions were
consolidated into a single proceeding for all purposes, captioned In re Associated Natural Gas Corporation Shareholders Litigation, Consolidated C.A. No. 13791 (the "Consolidated Action").


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                 AF.    During the period between the filing of the Class
Actions and entry into this Stipulation, counsel for defendants and counsel for plaintiffs ("Class Counsel") held discussions directed toward resolving their differences without further litigation. As a result of these discussions, the parties have arrived at the terms and conditions of the settlement provided for in this Stipulation (the "Settlement").

                 AG.    In exchange for plaintiffs' agreement to the
Settlement, ANGC has agreed to obtain from Dillon Read an updated opinion dated as of December 15, 1994 (the date of the ANGC Special Meeting) that the consideration to be received by the holders of ANGC Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of ANGC Common Stock. In addition, the Stock Option Agreement will be amended so that the maximum excess of the Closing Price over the exercise price of the option is reduced from $3.50 per share to $2.00 per share. ANGC and Panhandle have agreed to issue a joint press release announcing the foregoing changes in the transaction documents promptly upon execution of this Stipulation.
Finally, ANGC has agreed to pay plaintiffs' attorneys' fees in an amount not to exceed $400,000.00 and actual expenses not to exceed $35,000.00.

                 AH.    Before entering into this Stipulation, Class Counsel
examined the substance of the allegations in the complaints in the Class Actions and the Consolidated Action and the applicable law. The investigation conducted by Class Counsel included analysis of thousands of documents obtained through publicly



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available sources and documents produced by the defendants and non-parties, as well as the depositions of Paul M. Anderson, President of Panhandle, Donald H. Anderson, the President and Chief Operating Officer of ANGC, Frederick R. Mayer, a director of ANGC, Richard K. Gordon of Merrill Lynch, and James H. Brandi of Dillon Read.

                 AI.    Having made such investigation, Class Counsel have
concluded that the terms and conditions of the Settlement are fair, reasonable, adequate, and in the best interests of the plaintiffs and the class of stockholders contemplated in the Consolidated Action.

                 AJ.    Plaintiffs enter into this Stipulation after taking
into account (i) the benefits to the members of the Class (as hereinafter defined), (ii) the risks of continued litigation, (iii) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation, and (iv) the conclusion of Class Counsel that the terms and conditions of the Settlement are fair, reasonable, adequate, and in the best interests of plaintiffs and the Class. Plaintiffs and Class Counsel have agreed to the terms of the Settlement because, in their view, the Settlement achieves plaintiffs' objective in the litigation, which was to ensure that ANGC stockholders receive fair consideration for their shares of ANGC Common Stock.

                 AK.    The defendants in the Class Actions have denied and
continue to deny that any of them has committed or has threatened to commit any violations of law or breaches of duty to the plaintiffs or the members of the Class, but they



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consider it desirable that the Consolidated Action be settled and dismissed, subject to the terms and conditions herein, because the Settlement will (i) halt the substantial expense, inconvenience and distraction of continued litigation of plaintiffs' claims; (ii) finally put to rest those claims; and
(iii) dispel any uncertainty that may exist as a result of this litigation. Defendants, however, acknowledge that the communications by Class Counsel and the pendency of the Class Actions were the factors in defendants' decision to obtain an updated fairness opinion from Dillon Read and to amend the Stock Option Agreement.

                 NOW, THEREFORE, IT IS STIPULATED AND AGREED, in consideration of the benefits to the Class described above, subject to consummation of the Merger and the approval of the Chancery Court, pursuant to Chancery Court Rule 23, that any and all claims, rights, demands, actions, causes of action, suits, damages, losses, obligations, matters and issues, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, material or immaterial, which have been, could have been or in the future can or might be asserted in the Class Actions or the Consolidated Action or in any court or proceeding (including, without limitation, claims arising under the federal securities laws) by or on behalf of plaintiffs or any member of the Class, whether individual, class, derivative, representative, legal, equitable or of any other type or in any other capacity which have been or could have been asserted in the Consolidated Action or, against defendants or any of their families, affiliates, associates and subsidiaries, and each of their respective present or former officers,



                                      -18-
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directors, stockholders, agents, employees, attorneys, representatives, financial and other advisors, trustees, general and limited partners and partnerships, heirs, executors, personal representatives, estates, administrators, predecessors, successors and assigns, and any other person or entity acting for or on behalf of any defendant (collectively, the "Released Persons") which arise out of or relate in any manner whatsoever, directly or indirectly, to any of the allegations, facts, events, transactions, occurrences, acts, representations, misrepresentations or omissions, or any series thereof, involved, embraced, set forth or referred to in the Class Actions, the Consolidated Action, the Merger or any public filing or statement by defendants or their representatives concerning the Class Actions, the Consolidated Action or the Merger (collectively, the "Settled Claims") shall be fully, finally and forever compromised, settled, released and dismissed with prejudice pursuant to the terms and conditions set forth herein.

                 1. Within ten days after the execution of the Stipulation, the parties hereto shall jointly apply to the Court for an order in the form attached hereto as Exhibit A (the "Scheduling Order"). Among other things, the Scheduling Order shall:

                        a.    for purposes of the Settlement only,
           conditionally certify a class pursuant to Chancery Court Rules 23(b)(1) and (b)(2), consisting of all record and beneficial owners of shares of ANGC Common Stock on October 7, 1994, through and including the date of the closing of the Merger, including their



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           successors in interest, legal representatives, heirs, assigns or transferees, immediate and remote (other than defendants and their affiliates) (the "Class");

                        b.    for purposes of the Settlement only,
           conditionally provide that plaintiffs Jay Glatzer and 7547 Partners, a Florida partnership, will fairly and adequately protect the interests of the Class;

                        c. direct that a settlement hearing (the "Settlement Hearing") be held: (i) to determine whether the Court should approve the Settlement pursuant to Chancery Court Rule 23(e) as fair, reasonable, and adequate and in the best interests of the Class, dismiss the Consolidated Action with prejudice and on the merits, each party to bear its own costs (except as provided herein) and extinguish and release any and all Settled Claims as against all Released Persons; (ii) to pass upon the application of Class Counsel for an allowance of fees and reimbursement of expenses in the event that the Court approves the Settlement; and (iii) to hear such other matters as the Court may deem necessary and appropriate;

                        d. provide that a copy of the Notice of Pendency of Class Action, Proposed Settlement of Class Action and Settlement Hearing (the "Notice"), substantially in the form attached hereto as Exhibit B, be mailed by first class mail, postage prepaid, by ANGC no later than 30 days prior to the date of the Settlement Hearing, to all members of the Class as shown on the stock records maintained by or on behalf of ANGC; and

                        e. pending final approval of the Stipulation, enjoin plaintiffs and all members of the Class, or any of them, from commencing or prosecuting any action in any forum asserting any claims, either directly, representatively, derivatively or in any other capacity, against any of the defendants or any other persons or entities, including all Released Persons, which have been or could have been asserted, or which arise out of, or relate in any way to, the Settled Claims.

                 2. ANGC shall pay all costs and expenses of providing the Notice to the Class, regardless of whether the Settlement is approved by the Court.

                 3. If the Settlement is approved by the Court, the parties shall promptly request the Court to enter a final order and judgment (the "Final Order"), in the form attached hereto as Exhibit C, that, among other things:

                        a. approves the Settlement, adjudging the terms thereof to be fair, reasonable, adequate, and in the best interests of the Class, directing the performance of the acts set forth in the Stipulation and reserving jurisdiction to supervise the consummation of the Settlement;

                        b. determines that the requirements of Rule 23 of the Chancery Court Rules and due process have been satisfied; and

                        c. dismisses the Consolidated Action with prejudice on the merits, extinguishing, discharging and releasing any and all Settled Claims as against any and all Released Persons, and permanently barring the parties, including plaintiffs and all members of the Class, from asserting, commencing, prosecuting or continuing, either directly, individually, representatively, derivatively or in any other capacity any of the Settled Claims as against any and all Released Persons.

                 4. At the Settlement Hearing, or at some time thereafter, Class Counsel will apply to the Court for an aggregate award of attorneys' fees in an amount not to exceed $400,000.00, and actual expenses not to exceed $35,000.00 (collectively, the "Fees and Expenses"). Defendants agree that they will not oppose such application by Class Counsel, but defendants retain the right to oppose any other application for fees or expenses by Class Counsel or any other person. Subject to the terms and conditions of this Stipulation and provided the Merger has been consummated, ANGC shall pay such Fees and Expenses to Rosenthal, Monhait, Gross & Goddess or as the Court otherwise may direct within ten (10) days after the latest of (a) the date on which the time for an appeal from the Final Order approving the Settlement has expired without any notice of appeal having been filed, (b) if there is an appeal of the Final Order, the date of final affirmation thereof, (c) if separately ordered, the date on which the time for appeal from the order awarding the Fees and Expenses has expired without any notice of appeal having been filed, or (d) if there is an appeal of such order, the date of final affirmation thereof. No other Released Person shall have any obligation to pay the Fees and Expenses or any other fees, expenses, costs or damages.

                 5. When the Final Order approving the Settlement becomes final and is no longer subject to appeal, whether by the passage of time, affirmance on appeal or otherwise, and subject to the contingencies contained herein, each member of the Class shall be deemed to release and forever discharge each of the Released Persons from the Settled Claims.

                 6. Each of the parties shall have the option to withdraw from and terminate the Settlement in the event that the Scheduling Order or the Final Order referred to in paragraphs 1 and 3 hereof are not entered substantially in the form specified therein, including with such modifications thereto as may be ordered by the Court with the consent of the parties; provided, however, that a disallowance or modification of the Fees and Expenses by the Court or on appeal shall not permit any party to withdraw from and terminate the Settlement.

                 7. In order to exercise any option a party may have to withdraw from and terminate this Settlement, a party must provide, within five
(5) days of the event giving rise to such option, written notice of such withdrawal and the grounds thereof to all signatories to this Stipulation.

                 8. In the event (a) the Merger is not consummated, (b) the Settlement proposed herein is not approved by the Court, (c) the Court approves the Stipulation but such approval is reversed or vacated on appeal and such order reversing or vacating the Settlement becomes final by lapse of time or otherwise, or (d) if any of the other conditions to such Settlement are not fulfilled, then with the exception of paragraphs 2, 9, 10, and 11 (and this paragraph 8) of this Stipulation, the Settlement proposed herein shall be of no further force or effect and the Stipulation and any amendment thereof shall be null and void and without prejudice to any party hereto, and each party shall be restored to his or its respective position as it existed prior to the execution of the Stipulation.

                 9. The Defendants specifically disclaim any liability whatsoever relating to any of the Settled Claims, expressly deny having engaged in any wrongful or illegal activity, or having violated any law or regulation or duty, or that any person or entity has suffered any harm or damages as a result of the Settled Claims, and are making this Settlement solely to avoid continued litigation. The Court has made no finding that any of the defendants engaged in any wrongdoing or wrongful conduct or otherwise acted improperly or in violation of any law or regulation or duty in any respect.

                 10. The provisions contained in this Stipulation shall not be deemed a presumption, concession or admission by any defendant of any fault, liability or wrongdoing as to any facts or claims alleged or asserted in the Class Actions, the Consolidated Action or any other actions or proceedings and shall not be interpreted, construed, deemed, invoked, offered or received in evidence or otherwise used by any person in the Consolidated Action or any other actions or proceedings, civil, criminal or administrative, except in a proceeding to enforce the terms or conditions of the Stipulation.

                 11. If the Settlement is terminated for any reason whatsoever, all negotiations, proceedings, agreements, documents, and statements made in connection herewith shall not be deemed or construed to be evidence or an admission by any party of any act, matter or proposition and shall not be used in any manner or for any purpose in any subsequent proceeding in the Consolidated Action or in any other action or proceeding.

                 12. The fairness, reasonableness, and adequacy of the Settlement may be considered and ruled upon by the Court independently of any award of fees or disbursements requested by Class Counsel.

                 13. Each of the attorneys executing this Stipulation on behalf of one or more parties hereto warrants and represents that he or she has been duly authorized and empowered to execute the Stipulation on behalf of his or her respective client. By signing this Stipulation, Delaware Liaison Counsel for plaintiffs represents that they have authority to act on behalf of all plaintiffs and their counsel in the Consolidated Action.

                 14. Without further order of this Court, the parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.

                 15. This Stipulation constitutes the entire agreement among the parties with respect to the subject matter hereof, and may not be amended or any of its provisions waived except by a writing executed by all of the parties hereto.

                 16. This Stipulation, upon becoming operative, shall be binding upon and inure to the benefit of the parties hereto (and in the case of the benefits, all Released Persons) and their respective legal representatives, heirs, transferees, successors in interest and assigns and upon any corporation, partnership or other entity into or with which any party may merge or consolidate.

                 17. All of the exhibits hereto are incorporated herein by reference as if set forth herein verbatim, and the terms of all exhibits are expressly made part of this Stipulation.

                 18. This Stipulation shall be interpreted according to Delaware law, without regard to conflict of law principles.

                 19. The waiver by any party of any breach of this Stipulation shall not be deemed or construed as a waiver of any other breach, whether prior, subsequent, or contemporaneous, of this Stipulation.

                 20. The parties hereto and their attorneys agree to cooperate fully with one another in seeking the Court's approval of this Stipulation and the Settlement and to use their best efforts to effect the confirmation of this Stipulation and the Settlement.

Of Counsel:                                        _________________________________
                                                   Joseph A. Rosenthal
Bernstein, Liebhard & Lifshitz                     Rosenthal Monhait Gross & Goddess
274 Madison Avenue                                 First Federal Plaza
New York, NY  10016                                P.O. Box 1070
(212) 779-1414                                     Wilmington, DE  19899
Co-Lead Counsel for Plaintiffs                     (302) 656-4433
                                                     Delaware Liaison Counsel for
Wechsler Skirnick Harwood                            Plaintiffs
  Halebian & Feffer
555 Madison Avenue
New York, NY  10022
(212) 935-7400
Co-Lead Counsel for Plaintiffs

Of Counsel:                                          _________________________________
                                                     Allen M. Terrell, Jr.
Charles W. Schwartz                                  Richards, Layton & Finger
Vinson & Elkins L.L.P.                               One Rodney Square
2300 First City Tower                                P.O. Box 551
1001 Fannin                                          Wilmington, DE  19899
Houston, TX  77002-6760                              (302) 651-7732
(713) 758-3852                                         Attorneys for Defendant Panhandle
                                                       Eastern Corporation


Of Counsel:                                         _________________________________
                                                    Michael Hanrahan
Boyd N. Boland                                      Prickett, Jones, Elliot, Kristol
Holme Roberts & Owen L.L.C.                           & Schnee
1700 Lincoln Street                                 1310 King Street
Suite 4100                                          P.O. Box 1328
Denver, CO  80203                                   Wilmington, DE  19899
(303) 861-7000                                      (302) 888-6513
                                                      Attorneys for Individual Defendants


Of Counsel:                                         _________________________________
                                                     Vernon R. Proctor
Erik B. Carlson                                      Bayard Handelman & Murdoch
Richard J. Gognat                                    902 Market Street, #1300
Associated Natural Gas Corporation                   P.O. Box 25130
900 Republic Plaza                                   Wilmington, DE  19899
370 Seventeenth Street                               (302) 429-4202
Denver, CO  80202                                      Attorneys for Defendant Associated
                                                       Natural Gas Corporation